Exhibit 99.2
Guangzhou Global Telecom, Inc. / China Teletech Limited

Unaudited Pro forma Financial Information

December 31, 2011

States in US Dollar

To:          Board of Directors and Stockholders
Guangzhou Global Telecom, Inc. / China Teletech Limited

Report of Registered Independent Public Accounting Firm

We have examined the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated balance sheet of Guangzhou Global Telecom, Inc. as of December 31, 2011, and the pro forma consolidated statement of operations for the year then ended.  The historical consolidated financial statements are derived from the historical financial statements of Guangzhou Global Telecom, Inc. and China Teletech Limited, which were audited by us.  Such pro forma adjustments are based on management’s assumptions described in Note 1. The Company’s management is responsible for the pro forma financial information. Our responsibility is to express an opinion on the pro forma financial information based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at an earlier date. However, the pro forma consolidated financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

In our opinion, management’s assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated balance sheet as of December 31, 2011, and the pro forma consolidated statement of operations for the year then ended.

San Mateo	Samuel H. Wong & Co., LLP
March 27, 2012	Certified Public Accountants

Guangzhou Global Telecom, Inc. / China Teletech Limited
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2011

	As Reported	As Reported	Pro Forma		Pro Forma
	GZGT	CTL	Adjustments	Note	Combined
ASSETS

Current Assets
Cash and Cash Equivalents	$69,270	$1,714,241	$-		$1,783,511
Short-term Investment	597,043	-	-		597,043
Prepaid Expenses	-	128,773	-		128,773
Other Receivables	204,252	158,091	-		362,343
Due from Related Parties	904,846	69,080	(211,011)	3	762,915
Purchase Deposits	23,049	-	-		23,049
Inventories	549,908	139,488	-		689,396
Total Current Assets	2,348,368	2,209,673	-		4,347,030

Non-Current Assets
Property, Plant & Equipment, net	-	-	-		-
Other Non-current Assets	71,145	9,057	-		80,202
Total Non-current Assets	71,145	9,057	-		80,202

TOTAL ASSETS	$2,419,513	$2,218,730	$-		$4,427,232

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts Payable	$-	$721	$-		$721
Taxes Payable	859,315	504,519	-		1,363,834
VAT Payable	1,221,729	-	-		1,221,729
Due to Related Parties	30,000	276,782	(209,741)	3	97,041
Accrued Liabilities and Other Payables	127,548	22,164	-		149,712
Convertible Debenture - Current Portion	2,866,323	-	-		2,866,323
Total Current Liabilities	5,104,915	804,186	-		5,699,360

TOTAL LIABILITIES	5,104,915	804,186	-		5,699,360

STOCKHOLDERS’ EQUITY

Common Stock	1,852,836	10	(1,267,563)	1, 2	585,283
Additional Paid in Capital	1,684,019	1,410,246	1,271,851	1, 2	4,366,116
Other Comprehensive Income	32,231	195,328	(196,598)	2, 3	30,961
Retained Earnings (Accumulated Deficit)	(6,548,179)	(191,040)	191,040	2	(6,548,179)
Minority Interest	293,691	-	-		293,691

TOTAL STOCKHOLDERS’ EQUITY	(2,685,402)	1,414,544	-		(1,272,128)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,419,513	$2,218,730	-		$4,427,232

See Accompanying Notes to Pro forma Financial Statement

Guangzhou Global Telecom, Inc. / China Teletech Limited
Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2011

	As Reported	As Reported			Pro Forma
	GZGT	CTL	Adjustments	Note	Combined

Sales	$18,847,061	$19,647,888	$-		$38,494,949
Cost of Sales	18,426,846	18,564,973	-		36,991,819
Gross Profit	420,215	1,082,915	-		1,503,130

Operating Expenses
Selling Expenses	-	36,116	(35,035)	4	1,081
Administrative and General Expenses	806,388	284,329	-		1,090,717
Total Operating Expense	806,388	320,445	-		1,091,798

Income (Loss) from Operations	(386,173)	762,470	-		411,332

Other Income (Expenses)
Other Income	201,151	3268	(35,035)	4	169,384
Interest Income	15,461	14	-		15,475
Other Expenses	(120,850)	(31,439)	-		(152,289)
Interest Expense	-	(164)	-		(164)
Total Other Income (Expenses)	95,762	(28,321)	-		32,406

Gain (Loss) before Taxation	(290,411)	734,149	-		443,738

Income Tax	(57,713)	(192,358)	-		(250,071)

Foreign Currency Translation Adjustment		45,259			45,259

Net Income (Loss)	(348,124)	587,050	-		238,926

Net Income Attributable to Non-controlling Interest	(61,161)	-	-		(61,161)

Net Income (Loss) Attributable to the Company	$(409,285)	$587,050	$-		$177,765

Basic and Diluted Earnings Per Share
Basic and Diluted -Net Income (Loss) Attributable to the Company	$(0.00)	$58,705			$(0.00)
Basic and Diluted -Net Income (Loss)	(0.00)	58,705			(0.00)
Basic and Diluted -Non-controlling Interest	$(0.00)	$-			$(0.00)

Weighted Average Shares Outstanding
-Basic	15,351,147	10			15,351,157
-Diluted	15,351,147	10			15,351,157

See Accompanying Notes to Pro forma Financial Statement

Guangzhou Global Telecom, Inc. / China Teletech Limited
Notes to Unaudited Pro Forma Consolidated Financial Statements
As of and for the year ended December 31, 2011

Note 1.	Accounting Treatment of the Transactions

1)	10 to 1 Reverse Stock Split of Guangzhou Global Telecom, Inc. Shares

On December 9, 2011, shareholders of Guangzhou Global Telecom, Inc. (the “GZGT”) jointly agreed to a 10 to 1 reverse stock split (the “Reverse Split”) on its issued and outstanding common stock, having a par value of $0.01 per share. After the reverse split, the par value of its common stock will remain at $0.01 per share.

2)	Business Combination of Guangzhou Global Telecom, Inc. and China Teletech Limited

The acquisition will be accounted for by us under the purchase method of accounting. Under the purchase method, the purchase price for China Teletech Limited (the “CTL”) will be allocated to identifiable assets (including intangible assets) and liabilities of CTL with any excess being treated as goodwill. Since intangible assets are amortized over their useful lives, we will incur accounting charges from the acquisition. In addition, intangible assets and goodwill are both subject to periodic impairment tests and could result in potential write-down charges in future periods.

For the purpose of the pro forma financial information, the combination of the two entities (i.e. the purchaser and seller) is presented on the assumption that the combination had been completed on March 30, 2012. Based on this assumption, the purchase price has been taken as the consideration as the GZGT per share price at $0.0354. Accordingly, the value of 40,000,000 shares at $0.0354 per share would amount to $1,414,544.

The actual purchase price, however, will finally be determined when the closing date occurred in the near future.

The pro forma financial information included herein contains an initial estimate of this allocation. For financial reporting purposes, the results of operations of CTL will be included in our consolidated statement of income following the time that the acquisition is effective under applicable law. Our financial statements for prior periods will not be restated as a result of the acquisition.

Note 2.	Material U.S. Federal Income Tax Consequences to Our Stockholders

There will be no U.S. federal income tax consequences to a holder of our common stock as a result of the issuance of the shares or acquisition.

Guangzhou Global Telecom, Inc. / China Teletech Limited
Notes to Unaudited Pro Forma Consolidated Financial Statements
As of and for the year ended December 31, 2011

Note 3.	Adjusting Journal Entries to Pro forma Financial Information for December 31, 2011

AJE	Account Name	Dr.	Cr.

1	Common Stock – GZGT	$1,667,553
	Additional Paid in Capital – GZGT		$1,667,553

Narration:	To record the effect of 10 to 1 reverse split of GZGT common stock.

2	Common Stock – CTL Common Stocks	$10
	Additional Paid in Capital	$1,410,246
	Other Comprehensive Income	$195,328
	Retained Earnings		$191,040
	Common Stock - Issuance of GZGT Common Stocks		$400,000
	Additional Paid in Capital		$1,014,544

Narration:	To record the assumption of issuance 40,000,000 shares common stock with par value $0.01, based
	on $0.0354 per share average trading price, to acquire 100% ownership of China Teletech Limited

3	Due to Related Parties	$209,741
	Other Comprehensive Income	1,270
	Due from Related Parties		$211,011

Narration:	To record the assumption that due to/due from balances between GZGT and CTL should be
	eliminated.

4	Other income	$35,035
	Selling expenses		$35,035

Narration:	To record the assumption that rental income/ expense from balances between GZGT and CTL
	should be eliminated.

Notes to AJEs:

AJE	Note

1	Reduction in GZGT Common Stock = $0.01 Par Value X [185,283,627 Shares – (185,283,627 Shares /10 ) ] = $1,667,553

2	Common Stock – Issuance of GZGT Common Stocks = 40,000,000 Shares X $0.01 Par Value = $400,000